PRICING SUPPLEMENT NO. 82                                         Rule 424(b)(3)
DATED:  May 5, 1999                                           File No. 333-61437
(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated January 21, 1998)


                                 $7,315,045,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $50,000,000   Floating Rate Notes [x]  Book Entry Notes [x]
Original Issue Date:             Fixed Rate Notes         Certificated Notes [_]
May 6, 1999                      []

Maturity Date:                   CUSIP#: 073928 JF 1
May 8, 2000
Option to Extend Maturity:       No  [x]
                                 Yes [_]   Final Maturity Date:

                                                  Optional             Optional
                          Redemption              Repayment            Repayment
Redeemable On             Price(s)                Date(s)              Price(s)

N/A                       N/A                     N/A                  N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Date:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]        Commercial Paper Rate            Minimum Interest Rate: N/A

[x]        Federal Funds Rate               Interest Reset Date(s): Daily

[_]        Treasury Rate                    Interest Reset Period: Daily

[_]        LIBOR Reuters                    Interest Payment Date(s): *

[_]        LIBOR Telerate

[_]        Prime Rate                       Interest Payment Period: Quarterly

[_]        CMT Rate

Initial Interest Rate: **
 Index Maturity:  N/A

 Spread (plus or minus): +0.21%

--------------------------------------

*        On the 8th of each August, November, February and May and at maturity.

**       The opening Federal Funds Rate as of May 6, 1999 plus 21 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.